Exhibit 10.31

SECOND OMNIBUS AMENDMENT

THIS SECOND OMNIBUS AMENDMENT (this “Amendment”) effective as of September 9, 2016, by and among SELF-SUSPENDING PROPPANT LLC, a Delaware limited liability company (the “Company”), FAIRMOUNT SANTROL INC. (f/k/a Fairmount Minerals, Ltd.), a Delaware corporation (“Buyer”), SOANE ENERGY LLC, a Delaware limited liability company (“Seller”), SOANE LABS LLC, a Delaware limited liability company (“Soane Labs”), and Dr. David Soane (“Soane”). The Company, Buyer, Seller, Soane Labs and Soane are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller, Buyer and the Company have entered into the Interests Purchase Agreement, dated April 30, 2013 (as amended and in effect, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement and the transactions contemplated thereby, (a) the Company and Soane Labs have entered into the License Agreement, made and effective as of April 30, 2013 (as amended, the “Seller License  Agreement”) and (b) Buyer, Seller, Soane Labs and Soane have entered into a letter agreement dated April 30, 2013 (the “Soane Side Letter”);

WHEREAS, Seller and the Company have entered into a Services Agreement pursuant to which Seller will provide certain services to the Company (as amended and in effect, the “New  Services Agreement”), effective as of March 2, 2016;

WHEREAS, in connection with such New Services Agreement, Seller, Buyer, the Company, Soane Labs and Soane entered into an Omnibus Amendment, effective as of May 20, 2016 (the “Omnibus Amendment”), pursuant to which certain amendments were made to the Purchase Agreement, the Seller License Agreement and the Soane Side Letter; and

WHEREAS, the Parties desire to (i) further amend the Seller License Agreement, the Soane Side Letter and the Purchase Agreement to conform to the provisions in the New Services Agreement and the Omnibus Amendment and (ii) amend the term of the New Services Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Parties hereby agree as follows:

1.	Section 1.04 of the Seller License Agreement shall be amended and restated in its entirety to read as follows:

““Contributed Technology” means Technology included in the Contributed Assets as well as any Technology included in the Newly Developed IP (as defined in any of the Services Agreements) developed by Seller for Licensor under any of the Services Agreements.”

2.	Section 1.09 of the Seller License Agreement shall be amended and restated in its entirety to read as follows:

““Licensed Copyrights” means any and all Copyrights in any and all Technology and other Know-How included in the (i) Contributed Assets or (ii) Newly Developed IP under any of the Services Agreements.”

3.	Section 1.11 of the Seller License Agreement shall be amended and restated in its entirety to read as follows:

““Licensed Know-How” means any and all Technology and other Know-How included in the (i) Contributed Assets or (ii) Newly Developed IP under any of the Services Agreements.”

4.	Section 1.12 of the Seller License Agreement shall be amended and restated in its entirety to read as follows:

““Licensed Patents” means any and all (i) Patents included in the Contributed Assets, and (ii) other than any Licensor Assigned Patents, Licensee Assigned Patents or Licensor Assumed Patents, Patents that are filed by or issued to Licensor after the Effective Date and that (a) issue from or claim priority to any of the Patents included in the Contributed Assets, (b) claim any Intellectual Property, including the Newly Developed IP under any of the Services Agreements arising from Seller’s performance of its obligations under any of the Services Agreements, and/or (c) claim any of the Licensed Know-How.”

5.	Section 1.17 of the Seller License Agreement shall be amended and restated in its entirety to read as follows:

““Proppant” means a substrate of sand, resin-coated sand, ceramic, or any other particulate material having a density of 2 gm/cc or more, carrying a hydrogel or non-hydrogel coating embodying a self-suspending attribute, for use as a proppant in fracturing applications in the oil and gas industry.”

6.	Section 4.01 of the Seller License Agreement shall be amended and restated in its entirety to read as follows:

““Confidential Information. In performing the obligations and permitted activities under this Agreement, each Party (“Disclosing Party”) may disclose or make available to the other Party (“Receiving Party”) certain confidential or proprietary information of Disclosing Party. For purposes of this License Agreement, “Confidential Information” means, subject to the exceptions set forth in Section 4.03 hereof, any Know-How which relates to the Technology, any of the Contributed Assets or any Newly Developed IP developed under any of the Services Agreements and other information and data, whether in written, oral, graphical, machine-readable or other form, disclosed or made available under, or in connection with, this Agreement to the Receiving Party by the Disclosing Party, any of its Affiliates or any Third Party on behalf of Disclosing Party, that the Disclosing Party has either marked as confidential or proprietary, or has identified in writing as confidential or proprietary within thirty (30) days of disclosure, or which by its nature should reasonably be considered to be confidential; provided, however, that, for the avoidance of doubt, reports and/or information related to or regarding Disclosing Party’s business plans, strategies, technology and research and development will be deemed Confidential Information of the Disclosing Party even if not so marked or identified. Without limiting the foregoing, the Licensed Know-How will be considered Confidential Information of Licensor.”

7.	The first sentence of Section 8.4(b) of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

“In further consideration of the consummation of the transactions contemplated herein, Seller covenants and agrees that as of the Closing and until the earlier of (x) the last day of the Earn-Out Period; or (y) the occurrence of the Interim Transfer Date or the Final Transfer Date (the “Restriction Period”), Seller will not, anywhere in the world, either directly or indirectly, whether or not for consideration: (i) practice any invention, publish any work of authorship or use any mark included within the Seller IP Assets or the Newly Developed IP (as defined in any of the Services Agreements) in the Restricted Field (except in the performance of the services pursuant to the Services Agreement); (ii) prevent or otherwise restrict Buyer from developing and commercializing in the Restricted Field the Technology or the Products, utilizing the Seller IP Assets or the Newly Developed IP (as defined in any of the Services Agreements) in the Restricted Field, or obtaining patents, trademarks or other intellectual property protection in the Restricted Field on any portion of the Seller IP Assets or the Newly Developed IP (as defined in any of the Services Agreements); or (iii) operate, develop, or perform any business activity or service in the Restricted Field, either financially or as an employee, officer, director, partner, independent contractor, joint developer, consultant, licensor, owner (other than the passive-ownership of less than two percent (2%) of the equity securities of a publicly traded company or through the passive ownership through investments made by Phoenix Venture Partners in which Dr. Soane (x) has recused himself from the investment decision and (y) was not and is not involved directly or indirectly in the management, oversight or operation of, or provision of services to, such investment), or in any other capacity perform services related to or in competition with the Technology in or for, any business in the Restricted Field.

8.	Definition of “Proppant” in Article 10 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Proppant” means a substrate of sand, resin-coated sand, ceramic, or any other particulate material having a density of 2 gm/cc or more, carrying a hydrogel or non-hydrogel coating embodying a self-suspending attribute, for use as a proppant in fracturing applications in the oil and gas industry.”

9.	Article 10 of the Purchase Agreement shall be amended by inserting the following definition in alphabetical order:

““Services Agreements” means (a) the Services Agreement and (b) the New Services (each as amended and in effect).”

10.	Section 1.17 of Exhibit E to the Purchase Agreement (Buyer License Agreement) shall be amended and restated in its entirety to read as follows:

““Proppant” means a substrate of sand, resin-coated sand, ceramic, or any other particulate material having a density of 2 gm/cc or more, carrying a hydrogel or non-hydrogel coating embodying a self-suspending attribute, for use as a proppant in fracturing applications in the oil and gas industry.”

11.	Section 1.11 of Exhibit E to the Purchase Agreement (Buyer License Agreement) shall be amended and restated in its entirety to read as follows:

““Licensed Patents” means, other than any Licensor Assigned Patents, Licensor Assumed Patents or Licensee Assigned Patents (as such terms are defined in the Seller License Agreement), (i) the Patents identified on Appendix A attached hereto, and (ii) any and all other Patents that are filed by or issued to Licensor after the Effective Date and that (a) issue from or claim priority to any of the Patents identified on Appendix A with uses in the Field, (b) claim any Intellectual Property, including the Newly Developed IP under any of the Services Agreements arising from Soane Energy’s performance of its obligations under any of the Services Agreements, and/or (c) claim any of the Licensed Know-How.”

12.	Section 1.19 of Exhibit E to the Purchase Agreement (Buyer License Agreement) shall be amended and restated in its entirety to read as follows:

““Services Agreement” means (a) the Services Agreement between Soane Energy and Licensor having an effective date of April 30, 2013 and (b) the New Services Agreement between Soane Energy and Licensor, effective as of March 2, 2016 (each as amended and in effect).”

13.	The first sentence of Section 1(b) of the Soane Side Letter shall be amended and restated in its entirety to read as follows:

“In further consideration of the consummation of the transactions contemplated in the Purchase Agreement, the Soane Parties covenant and agree that as of the Closing and until the earlier of (x) the last day of the Earn-Out Period; or (y) the occurrence of the Interim Transfer Date or the Final Transfer Date (the “Restriction Period”), the Soane Parties will not, anywhere in the world, either directly or indirectly, whether or not for consideration: (i) practice any invention, publish any work of authorship or use any mark included within the Seller IP Assets or the Newly Developed IP (as defined in any of the Services Agreements) in the Restricted Field (except in the performance of the services pursuant to the Services Agreement); (ii) prevent or otherwise restrict Buyer from developing and commercializing in the Restricted Field the Technology or the Products, utilizing the Seller IP Assets or the Newly Developed IP (as defined in any of the Services Agreements) in the Restricted Field, or obtaining patents, trademarks or other intellectual property protection in the Restricted Field on any portion of the Seller IP Assets or the Newly Developed IP (as defined in any of the Services Agreements); or (iii)

operate, develop, or perform any business activity or service in the Restricted Field, either financially or as an employee, officer, director, partner, independent contractor, joint developer, consultant, licensor, owner (other than the passive-ownership of less than two percent (2%) of the equity securities of a publicly traded company or through the passive ownership through investments made by Phoenix Venture Partners in which Dr. Soane (x) has recused himself from the investment decision and (y) was not and is not involved directly or indirectly in the management, oversight or operation of, or provision of services to, such investment), or in any other capacity perform services related to or in competition with the Technology in or for, any business in the Restricted Field.”

14.	Section 6.1 of the New Services Agreement shall be amended and restated in its entirety to read as follows:

“Term. Unless earlier terminated under Section 6.2 below, this Agreement shall remain in full force and effect from the Effective Date until October 31, 2016.”

15.

For clarity, pursuant to the Omnibus Amendment, the Seller License Agreement was amended by deleting each reference to “the Services Agreement” set forth therein and substituting therefor “any of the Services Agreements”.

16.	For clarity, pursuant to the Omnibus Amendment, the Seller License Agreement was amended by deleting the definition of “Services Agreement” set forth therein and substituting the following therefor:

““Services Agreements” means (a) the Services Agreement between Seller and Licensor dated as of April 30, 2013 and (b) the New Services Agreement between Seller and Licensor, effective as of March 2, 2016 (each as amended and in effect).”

17.

Except as expressly amended or supplemented hereby, the Parties acknowledge that the Purchase Agreement, Seller License Agreement, New Services Agreement and Soane Side Letter remain in full force and effect in accordance with the provisions thereof.

18.

This Amendment may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or other copy of a signature shall be deemed an original for purposes of this Amendment.

19.

Sections 11.1 through 11.13 of the Purchase Agreement are incorporated herein by reference mutadis mutandis; provided, that any amendment, waiver or modification to this Amendment that (a) relates to the terms of the Seller License Agreement shall only be effective if signed by Soane Labs and the Company or (b) relates to the terms of the Soane Side Letter shall only be effective if signed by all of the Parties.

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IN WITNESS WHEREOF, the Parties have executed this Second Omnibus Amendment as of the date first written above.

SOANE LABS LLC

/s/ Martha Groves

Name: Martha Groves

Title: CFO

SOANE ENERGY LLC

/s/ Martha Groves

Name: Martha Groves

Title: CFO

DR. DAVID SOANE

/s/ David Soane

Signature Page to Second Omnibus Amendment

SELF-SUSPENDING PROPPANT LLC

/s/ David J. Crandall

Name: David J. Crandall

Title: SVP, General Counsel and Secretary

FAIRMOUNT SANTROL INC.

/s/ Jenniffer D. Deckard

Name: Jenniffer D. Deckard

Title: President and CEO

Signature Page to Second Omnibus Amendment